                                                                  EXHIBIT 10.19

STATE OF LOUISIANA                                            ACT OF SALE

PARISH OF CALCASIEU


         KNOW ALL MEN BY THESE PRESENTS:


         That Mercury, Inc., a Louisiana corporation, herein represented by William L. Henning, Jr., its President, duly authorized to execute this document by resolution of the Board of Directors and made a part hereof, hereinafter referred to as "Vendor", for and in consideration of Three Million Six Hundred Seventy Six Thousand Four Hundred Eighty and No/100 ($3,676,480.00) Dollars represented by Three Hundred Sixty Seven Thousand Six Hundred Forty Eight (367,648) shares of Mississippi One Cellular Telephone Company non-par value, common stock, recorded on the stockholders' ledger of Mississippi One Cellular Telephone Company as issuing to Vendor, receipt of said stock, valued at $10.00 a share, is acknowledged by Vendor, does by these presents, grant, sell, transfer and convey unto Mississippi One Cellular Telephone Company, herein represented by Thomas G. Henning, its President, duly authorized to execute this document by resolution of the Board of Directors and made a part hereof, hereinafter referred to as "Vendee" all assets, including all property, licenses, right of ways, permits, cash, inventories, leases, contracts and authorizations of Mercury in connection with its cellular operations in Mississippi RSA #1 and all the liabilities of Mercury, Inc. as the result of said cellular operations in Mississippi RSA #1 including all notes payable, particularly the notes payable to Cameron Telephone Company (and the assumption of the Collateral Note and Mortgage). The description of the assets and liabilities connected with Mercury, Inc.'s cellular operations in Mississippi RSA #1 includes, but is not limited to, the items on the attached lists.

         The transfer is made at the value of $3,676,480.00 and is effective as of September 1, 1994.

         That this sale is made subject to approval of the Federal Communication Commission and the Mississippi Public Service Commission.

         To have and to hold the above described property unto the Vendee, its successors and assigns forever.

         Witness the hands of Vendor and Vendee at Lake Charles, Louisiana in the presence of the undersigned competent witnesses on this 31st day of August, 1994.



Witnesses:                                   MERCURY, INC.


/s/ TAMALYN HOWELL                           By: /s/ WILLIAM L. HENNING, JR.
-------------------------                       -------------------------------
                                                  WILLIAM L. HENNING, JR.


                                             MISSISSIPPI ONE CELLULAR TELEPHONE
                                             COMPANY


/s/ SHEILA KING                              By: /s/ THOMAS G. HENNING
-------------------------                       -------------------------------
                                                  THOMAS G. HENNING





STATE OF LOUISIANA

PARISH OF CALCASIEU


         On this 31st day of August, 1994, before me personally appeared William L. Henning, Jr. who being duly sworn, did say that he is the President of Mercury, Inc. and that the foregoing sale was executed in behalf of the corporation by authority of its Board of Directors, and William L. Henning, Jr. acknowledged said instrument to be the free act and deed of the corporation.

ASSETS



Federal Communications Commission authorization to operate Mississippi RSA #1 call sign.

Mississippi Public Service Commission authorization and license to act as a cellular operator in Mississippi.

Cash in following bank accounts:

 Bank                                                     Account No.
 ----                                                     -----------
Calcasieu Marine National Bank                            01-095145-01
                                                          01-095145-02
                                                          01-095145-03

Sunburst of Oxford                                        11446077605

Inventories of miscellaneous cellular telephone equipment and accessories and other miscellaneous movables located at Oxford, Mississippi.

Cellular system equipment and radio:

         Cell Site                          Item
         ---------                          ----
         Batesville            1   Central 348' Guyed Tower
                               4   Celwave PD10017 Antenna
                               4   370' COAX 1 5/8" Runs
                               1   AT&T Series II E Cell With 16 Transceiver
                               1   AT&T 24 Volt Power Plant
                               1   Fiberbond Concrete Shelter with Generator
                               1   Site Fencing

         Oxford                1   Central 210' Self Support Tower
                               5   Celwave PD10017 Antenna
                               5   230' COAX 1 5/8" Runs
                               1   AT&T Series II E Cell with 24 Transceiver
                               1   AT&T 24 Volt Power Plant
                               2   Kentrox T-Serv Units
                               1   Fiberbond Concrete Shelter with Generator
                               1   Site Fencing

         Tunica                1   180' Central Self Support Tower
                               2   Bogner BCR 10 Antenna
                               1   Sinclair 410C Antenna

                               1   AT&T Series II E Cell with 15 Transceiver
                               1   AT&T 24 Volt Power Plant
                               2   Kentrox T-Serv Units
                               1   Fiberbond Concrete Shelter with Generator
                               1   Site Fencing

         Senatobia             1   Stellar 250' Guyed Tower
                               3   Bogner BCR10 Antenna
                               3   270' COAX 1 5/8" Runs
                               1   AT&T Series II E Cell with 14 Transceiver
                               1   AT&T 24 Volt Power Plant
                               1   Lorian Converter Shelf
                               2   Lorian Converter Units
                               1   Wescom Channel Bank
                               10  4W E&M Channel Units
                               2   Kentrox T-Serv Units
                               1   Dupont Fiberglass Equipment Shelter with
                                   Generator
                               1   Site Fencing

         Clarksdale            1   Central 370' Guyed Tower
                               4   Bogner BCR10 Antenna
                               4   390' COAX 1 5/8" Runs
                               1   AT&T Series II E Cell with 15 Transceiver
                               1   AT&T 24 Volt Power Plant
                               1   Lorian Converter shelf
                               2   Lorian Converter Units
                               1   Wescom Channel Bank
                               10  4W E&M Channel Units
                               2   Kentrox T-Serv Units
                               1   Dupont Fiberglass Equipment Shelter with
                                   Generator
                               1   Site Fencing

         Holly Springs         1   Central 348' Guyed Tower
                               4   Celwave Antenna
                               4   370' COAX 1 5/8" Runs
                               1   AT&T Series II E Cell with 15 Transceiver
                               1   AT&T 24 Volt Power Plant
                               2   Kentrox T-Serv Units
                               1   Fiberbond Concrete Shelter with Generator
                               1   Site Fencing

Leases - See attached Assignment of Lease.

Contracts - See attached Assignment of Contract.

Accounts Receivables.

LIABILITIES

Accounts Payable.

Accrued Expenses.

LIABILITIES - continued

Customer Deposits.

Notes payable as follows:

         (1) Open note to Cameron Telephone Company dated May 31, 1994 in the amount of $309,265.17, with interest at the rate of 5.44%.

         (2) Open note to Cameron Telephone Company dated May 31, 1994 in the amount of $305,771.00, with interest at the rate of 5.44%.

         (3) Open note to Cameron Telephone Company dated June 30, 1994 in the amount of $1,027,000.00, with interest at the rate of 5.44%.

         (4) Open note to Cameron Telephone Company dated April 14, 1993 in the amount of $2,729,924.84, with interest at the rate of 5.45%.

         (5) Collateral Note in the amount of $5,000,000.00 with interest at the rate of 10%, payable on demand.

         (6)     Collateral Mortgage to secure Collateral Note in (4) above.

                           COLLATERAL MORTGAGE NOTE

Amount: $5,000,000                              Lake Charles, Louisiana
                                                April 14, 1993

        ON DEMAND AFTER DATE, THE UNDERSIGNED PROMISE TO PAY TO THE ORDER OF BEARER THE SUM OF $5,000,000.00, for value received, negotiable and payable without defalcation or discount, with interest from maturity at the rate of ten per cent (10%) Interest per annum, at 101 East Thomas Street, P.O. Box 167, Sulphur, Louisiana 70663.

        The makers, endorsers, guarantors, and sureties hereby severally waive presentment for payment, demand, protest and notice of protest and non-payment, and also all pleas of division and discussion. This note may be extended without notice and without affecting the liabilities of any of the parties hereto. If the maker or makers should fail in business or become bankrupt, or should have filed against them or any of them, proceedings in involuntary bankruptcy or for the appointment of a receiver, this note and all other debts and obligations of the maker, direct or contingent, shall, at the option of the holder or holders of this note, immediately become due and payable. In case this note should be placed in the hands of any attorney at law for collection, there shall be due attorney's fees hereby fixed at ten per cent (10%) on the amount due or sued for or claimed or sought to be protected, preserved or enforced.

        It is hereby agreed that if default be made in the payment of the principal sum hereinabove mentioned, or any installment thereof, or any interest thereon, as above described, or if default be made in any obligation secured by this note, then, in any or all such events, the entire amount of the principal of this note with all interest then accrued, shall, at the option of the holder or holders of this note, become and be due and collectible on the conditions as provided expressly in said mortgage, time being of the essence of this agreement. The makers, endorsers, guarantors and sureties hereby specifically agree that they are liable jointly, severally and in solido unto the bearer of this note for the full amount of principal, interest, attorney's fees and costs.



                                        /s/ WILLIAM L. HENNING, JR.
                                        -------------------------------
                                        Mercury, Inc.
                                        by William L. Henning, Jr. President

"Ne Varietur" to identify with an Act of Collateral Mortgage passed before me on April 14, 1993.

/s/ [ILLEGIBLE]
-----------------------------------
        Notary Public

Sulphur, Louisiana                                              April 14, 1993

        For value received, the undersigned, jointly, severally and in solido promise to pay to the order of CAMERON TELEPHONE COMPANY at its office at 101
E. Thomas Street, Sulphur, Louisiana, TWO MILLION SEVEN HUNDRED SEVENTY NINE THOUSAND NINE HUNDRED TWENTY FOUR AND 84/100 ($2,779,924.84) DOLLARS (which includes accrued interest for two years @ 5.45 per cent on $2,500,000) in 28 equal quarterly installments, the first maturing on the 14th day of April 1995, and one on the same day of every third month thereafter until paid. Each installment shall be Ninety Nine Thousand Two Hundred Eighty Three and 03/100 ($99,283.03) Dollars, plus interest, except the last, which shall be the unpaid balance, with interest at the rate of 5.45 per cent per annum from April 14, 1995, until paid.

        Failure to pay any of the installments of this note at its maturity shall mature this note in its entirety, and all the remaining installments shall immediately become due and payable.

        And I, we, the makers, signers and endorsers of this note hereby severally waive presentment for payment, demand, protest, notice of protest and of dishonor, and consent that time of payment may be extended without notice or previous consent of any of them. And, if suit for collection is instituted or this note is placed in the hands of an attorney for collection, we bind ourselves to pay the fees of the attorney who may be employed for that purpose, which fees are hereby fixed at Ten Percent (10%) of the amount due.


                                                MERCURY, INC.



                                                BY /s/ WILLIAM L. HENNING, JR.
                                                  ----------------------------

                         DEED OF TRUST, SECURITY AGREEMENT
                               AND FIXTURE FILING


         This Deed of Trust, Security Agreement and Fixture Filing (hereinafter called the "Mortgage") is executed by Mercury, Inc., a Louisiana corporation (hereinafter called the "Mortgagor"), to Thomas G. Henning, Trustee (hereinafter called the "Trustee"), for the benefit of Cameron Telephone Company, a Louisiana corporation (hereinafter called the "Mortgagee").

         WHEREAS, Mortgagor is indebted to Mortgagee in the original principal amount of Five Million and No/100 ($5,000,000) Dollars evidenced by a promissory note of even date herewith in favor of Mortgagee, bearing interest from date at the rate specified therein and providing for payment of Mortgagee's attorneys' fees after default and being due and payable on demand (hereinafter called the "Note"); and

         WHEREAS, Mortgagor desires to secure prompt payment of the Note, together with any renewals, amendments and extensions, together with the due performance by Mortgagor of the covenants, agreements and provisions contained in the Mortgage (all being herein referred to as the "Indebtedness");

         NOW, THEREFORE, in consideration of the Indebtedness, Mortgagor grants to Mortgagee a security interest in the following described property, rights and interests to the extent that such property, rights and interests are personal property; and Mortgagor conveys and warrants to Trustee for the benefit of Mortgagee and its successor sand assigns the following described property, rights and interests are real property (all of said real and personal property being sometimes called the "Mortgaged Property"):

                                       I.

         All right, title and interest of the Mortgagor in and to the existing facilities and buildings, plants, works, improvements, structures, estates, grants, franchises, easements, rights, privileges and properties, real, personal, and mixed, tangible or intangible, of every kind or description, now owned by the Mortgagor or which may hereafter be owned, constructed or acquired by the Mortgagor, wherever located, and in and to all extensions and improvements thereof and additions thereto, including all buildings, plants, works, structures, improvements.

                                      II.

         All right, title and interest of the Mortgagor in, to and under any and all licenses, franchises, ordinances, privileges and permits heretofore granted, issued or executed, or which may hereafter be granted, issued or executed, to it or to its assignors by the United States of America, or by any state, or by any county, municipality, village or other political subdivision thereof, or by any agency, board, commission or department of any of the foregoing, authorizing the construction, acquisition or operation of Cellular Radio Telephone properties, facilities, systems or businesses, relating to Cellular Radio Telephone, insofar as the same may by law be assigned, granted, bargained, sold, conveyed, transferred, mortgaged, or pledged including but not exclusively that particular construction permit grant by the Federal Communication Commission to Mortgagee to construct a cellular radio telephone system in Mississippi RSA #1.

                                    III.

         All right, title and interest of the Mortgagor in, to and under any and all contracts heretofore or hereafter executed by and between Mortgaged Property together with any and all other accounts, contracts, rights and general intangibles (as such terms are defined in the applicable Uniform Commercial Code) heretofore or hereafter acquired by Mortgagor.

                                      IV.

         (1) Also, all right, title and interest of the Mortgagor in and to all other property, real or personal, tangible or intangible, of every kind, nature and description, and wheresoever situated, now owned or hereafter acquired by the Mortgagor, it being the intention hereof that all such property now owned but not specifically described herein or acquired or held by the Mortgagor, after the date hereof shall be as fully embraced within and subjected to the lien hereof as if the same were now owned by the Mortgagor and were specifically described herein to the extent only, however, that the subjection of such property to the lien hereof shall not be contrary to law;

         (2) All of the real property presently owned by Mortgagor is described on Attachment A hereto and made a part hereof.

                                       V.

         Together with all rents, income, revenues, profits and benefits at any time derived, received or had from any and all of the above described property of the Mortgagor.

         TO HAVE AND TO HOLD all and singular the Mortgaged Property unto the Mortgagee and its assigns forever, to secure equally and ratably the payment of the principal of and interest on the note, according to its tenor and effect, without preference, priority or distinction as to interest or principal, or as to any lien or otherwise of any note over any other note by reason of the priority in time of the execution, delivery or maturity thereof or of the assignment or negotiations thereof, or otherwise, and to secure the due performance of the covenants, agreements Section 14 and provisions herein continued, and for the uses and purposes and upon the terms, conditions, provisos and agreements hereinafter expressed and declared.

         This conveyance is in trust to secure the payment and performance of the Indebtedness. If Mortgagor shall pay and perform said Indebtedness promptly, then this conveyance shall be void and of no effect.

                                   ARTICLE I
                             CONFESSION OF JUDGMENT

         SECTION 1. The Mortgagor is duly authorized under its articles or certificate of incorporation and bylaws and the laws of the state of its incorporation and all other applicable provisions of law to execute and deliver the Note and this Mortgage and to execute and deliver additional notes and notes to refund, or in renewal of, or in substitution for, outstanding notes; and all corporate action on its part for the execution and delivery of the Note and of this Mortgage has been duly and effectively taken; and the Note and this Mortgage are the valid and enforceable obligations of the Mortgagor in accordance with their respective terms.

         SECTION 2. The Mortgagor warrants that it has good right and lawful authority to mortgage the property described in the granting clauses of this Mortgage for the purposes herein expressed, and that the said property is free and clear of any deed of trust, mortgage, lien, charge or encumbrance thereon or affecting the title thereto or any cloud on the title thereto.

         The Mortgagor will, so long as the note shall be outstanding, maintain and preserve the lien of this Mortgage superior to all other liens affecting the Mortgaged Property, and will forever warrant and defend the title to the property described as being mortgaged hereby to the Mortgagee, against any and all claims and demands whatsoever. The Mortgagor will promptly pay or discharge any and all obligations for or on account of which any such lien or charge might exist or could be created, and any and all taxes, rates, levies, assessments, liens, claims or other charges imposed upon or accruing upon the Mortgaged Property, or any part thereof (whether taxed to the Mortgagor or to the Mortgagee), or the franchises, earnings or business of the Mortgagor, as and when the same shall become due and payable; and whenever called upon so to do the Mortgagor will furnish to the Mortgagee adequate proof of such payments or discharge.

         SECTION 3. The Mortgagor will duly and punctually pay the principal of and interest on the Note at the dates and places and in the manner provided therein, according to the true intent and meaning thereof, and all other sums becoming due hereunder.

         SECTION 4. The Mortgagor will at all times, so long as the Note shall be outstanding, take or cause to be taken all such action as from time to time may be necessary to preserve its corporate existence and to preserve and renew all franchises, rights or way, easements, permits and licenses now or hereafter to it granted or upon it conferred, and will comply with all valid laws, ordinances, regulations and requirements applicable to it or its property. The Mortgagor will not, without the approval in writing of the Mortgagee, sell, lease or transfer (or make any agreement therefor) the Mortgaged Property, or any part thereof, or reorganize, consolidate with or merge into any other corporation.

         The Mortgagor may, however, without obtaining the approval of the Mortgagee, at any time or from time to time so long as the Mortgagor is not in default hereunder, sell or otherwise dispose of, free from the lien hereof, any of its property which is neither necessary to nor useful for the operation of the Mortgagor's business, or which has become obsolete, worn out or damaged or otherwise unsuitable, for the purposes of the Mortgagor; provided, however, that the Mortgagor shall: (a) to the extent necessary, replace the same by, or substitute therefor, other property of the same kind and nature, which shall be subject to the lien hereof, free and clear of all prior liens, and apply any proceeds derived from such sale or other disposition of such property and not needed for the replacement thereof to the payment of the indebtedness evidenced by the Note; or (b) immediately upon the receipt of the proceeds of any sale or other disposition of said property, apply the entire amount of such proceeds to the payment of the indebtedness evidenced by the Note; or (c) deposit all or such part of the proceeds derived from the sale or other disposition of said property as Mortgagee shall specify in such restricted bank accounts as Mortgagee shall designate, and shall use the same only for such additions to or improvements of the Mortgaged Property and on such terms and conditions as Mortgagee shall specify.

         SECTION 5. (a) The Mortgagor will at all times maintain and preserve the Mortgaged Property in good repair, working order and condition, and will from time to time make all needful and proper repairs, renewals and replacements, and useful and proper alterations, additions, betterment and improvements, and will, subject to contingencies beyond its reasonable control, at all times keep its plant and properties in continuous operation and use all reasonable diligence to furnish the customers served by it through the Mortgaged Property with adequate cellular telephone service.

         (b) The Mortgagor will, within ninety (90) days after the end of each fiscal year, furnish Mortgagee, as a part of the annual reports required to be furnished pursuant to Section 11 of Article II hereof, with a statement of the Mortgagor's expense for maintenance, and amounts transferred to or from, and balances remaining in, the Unappropriated Earned Surplus Account and the Earned Surplus Maintenance Reserve.

         SECTION 6. Except as specifically authorized in writing in advance by the Mortgagee, the Mortgagor will purchase all materials, equipment, supplies and replacements to be incorporated in or used in connection with the Mortgaged Property outright, and not subject to any conditional sales agreement, chattel mortgage, bailment lease, or other agreement reserving to the seller any right, title or lien.

         SECTION 7. (a) The Mortgagor will take out, as the respective risks are incurred, and maintain the following classes and amounts of insurance: (1) Fidelity bonds covering all officers, employees and collection agents of the Mortgagor, in a minimum amount of $20,000 for each such officer, employee or collection agent if annual gross revenues received from the Mortgaged Property are less than $50,000 with an increase in such minimum coverage of $5,000 for each multiple of $50,000 by which the annual gross revenues received from the Mortgaged Property exceed $50,000; provided, however, that no more than $550,000 coverage shall be required: (2) Fire, and either windstorm or extended coverage insurance, in amounts not less that 80% of the actual current cash value of the property insured, on the Mortgaged Property, including all buildings, towers, equipment, supplies and materials, exclusive of material stored in the open and not within 100 feet of any building; (3) Public liability and property damage liability insurance, covering ownership liability, and all operations of the Mortgagor, with limits for bodily injury or death of not less than $1,000,000 for one person and $2,000,000 for each accident, and with limits for property damage of not less than $500,000 for each accident and $1,000,000 aggregate for the policy period; (5) Liability insurance on all motor vehicles, trailers and semi-trailers used in the conduct of the Mortgagor's business, whether owned, non-owned or hired by the Mortgagor, with public liability limits of not less than $100,000 for one person and $50,000 for each accident, and with property damage limits of $300,000 for each accident; and (6) Workmen's compensation insurance covering all employees of the Mortgagor, in such amounts as may be required by law, or if the Mortgagor or any of its employees are not subject to the workmen's compensation laws of the State of States in which the Mortgagor conducts its operations, then its workmen's compensation policy shall provide voluntary compensation coverage to the same extent as though the Mortgagor and such employees were subject to such laws; and including "extra legal" medical aid coverage, and, in all cases where occupational disease liability coverage, in limits of not less than $500,000 for any one employee and $1,000,000 aggregate for the policy period.

         The Mortgagor will also, from time to time, increase or supplement the classes and amounts of insurance specified above to the extent required to conform to the accepted practice of the cellular telephone industry for companies of the size and character of the Mortgagor. The Mortgagor will, up request of Mortgagee,, submit to the Mortgagee a schedule of its insurance in effect on the date specified in such request and also originals or duplicate originals of such insurance policies or bonds as may be requested. If the Mortgagor shall at any time fail or refuse to take out or maintain insurance or to make changes in respect thereof upon appropriate request by Mortgagee, Mortgagee may take out such insurance on behalf and in the name of the Mortgagor, and the Mortgagor will pay the cost thereof.

         (b) In the event of damage to or the destruction or loss of any portion of the Mortgaged Property which shall be covered by insurance, unless Mortgagee shall otherwise agree, the Mortgagor shall replace or restore such damaged, destroyed or lost portion of the Mortgaged Property shall be in substantially the same condition as it was in prior to such damage, destruction or loss, and shall apply the proceeds of the insurance for that purpose. The Mortgagor shall replace the loss or shall commence such restoration promptly after such damage, destruction or loss shall have occurred and shall complete such replacement or restoration as expeditiously as practicable, and shall pay or cause to be paid out of the proceeds of such insurance all costs and expenses in connection therewith so that such replacement or restoration shall be so completed that the portion of the Mortgaged Property so replaced shall be free and clear of all mechanic's liens and other claims.

         SECTION 8. In the event of the failure of the Mortgagor in any respect to comply with the covenants and conditions herein contained with respect to the procuring of insurance, the payment of taxes, assessments and other charges, or the keeping of the Mortgaged Property in repair and free of liens and other claims, Mortgagee shall have the right (without prejudice to any other rights arising by reason of such default) to advance or expend moneys for the purpose of procuring such insurance, or for the payment of insurance premiums, taxes, assessments or other charges,or to save the Mortgaged Property from sale or forfeiture for any unpaid tax or assessment, or otherwise, or to redeem the same from any tax or other sale, or to purchase any tax title thereon, or to remove or purchase any mechanics' liens or other encumbrance thereon, or to make repairs thereon, or to prosecute or defend any suit in relation to the Mortgaged Property, or in any manner to protect the Mortgaged Property and the title thereto, and all sums so advanced for any of the aforesaid purposes with interest thereon at the rate of Ten percent (10%) per annum shall be deemed a charge upon the Mortgaged Property in the same manner as the note at the time outstanding is secured and shall be forthwith paid to the Mortgagee making such advance or advances upon demand. It shall not be obligatory for Mortgagee in making any such advances or expenditures to inquire into the validity of any such tax title, or of any of such taxes or assessments for sales therefor, or of any such mechanics' liens or other encumbrance.

         SECTION 9. The Mortgagor will not, without the approval in writing of
Mortgagee: (a) enter into any contract or contracts for the operation or maintenance of all or any part of its property, for the use by others of any of the Mortgaged Property: or (b) deposit any of its funds, regardless of the source thereof, in any bank which is not insured by the Federal Deposit Insurance Corporation, or the successor thereof.

         SECTION 10. Salaries, wages and other compensation paid by the Mortgagor for services, and directors' fees shall be reasonable and in conformity with the usual practice of corporations of the size and nature of the Mortgagor.

         SECTION 11. The Mortgagor will at all times keep, and safely preserve, proper books, records and accounts in which full and true entries will be made of all of the dealings, business and affairs of the Mortgagor, in accordance with methods of accounting described by the state regulatory body having jurisdiction over the Mortgagor, or in the absence of such regulatory body or such prescription, by the Federal Communications Commission. The Mortgagor will furnish Mortgagee (a) not later than the thirtieth day of January, April, July and October in each year, a statement of operations for the three calendar months preceding said months, including, without limitation, an analysis of the Mortgagor's revenues, expenses and customer accounts for such preceding three months, and, if requested by the Mortgagee, such statement shall be in such form and include therein such other information as may be specified in such request; and (b) within ninety (90) days after the close of each fiscal year, full and complete reports, certified by its Treasurer, of its financial condition as of the end of such fiscal year and of its operations for such period, and, if requested by the Mortgagee, such reports shall be audited and certified by independent public accountants satisfactory to such mortgagee. Mortgagee, through its representatives, shall at all times during reasonable business hours have access to, and the right to inspect and make copies of any or all books, records and accounts, and any or all invoices, contracts, leases, payrolls, canceled checks, statements and other documents and papers of every kind pertaining to the Mortgagor's property or business.

         SECTION 12. The Mortgagor will from time to time upon written demand of the Mortgagee, make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered all such further and supplemental mortgages, instruments and conveyances, and take or cause to be taken all such further action, as may reasonably be requested by Mortgagee to effectuate the intention of these presents and to provide for the securing and payment of the principal of and interest on the note and for the purpose of fully conveying, transferring and confirming unto the Mortgagee the property hereby conveyed, mortgaged and pledged, or intended to be, whether now owned by the Mortgagor or hereafter acquired by it. The Mortgagor will cause this Mortgage and any and all supplemental mortgages and every additional instrument which shall be executed pursuant to this section forthwith upon execution to be recorded and filed and re-recorded and refiled as conveyances and mortgages of real and personal property in such manner and in such places as may be required by law in order fully to preserve the security for the note and to perfect and maintain the superior lien of this Mortgage and all supplemental mortgages and the rights and remedies of the Mortgagee.

         SECTION 13. The Mortgagor will not declare or pay any dividends on the common stock or purchase or redeem any of its capital stock without consent of Mortgagee during the time the note is unpaid.

                           REMEDIES OF THE MORTGAGEE

         SECTION 1. If one or more of the following events (hereinafter called "events of default") shall happen, that is to say:

         (a) default shall be made in the payment of the Note or on account of interest on or principal of any note or notes when and as the same shall be required to be made and such default shall continue for thirty (30) days;

         (b) default shall be made in the due observance or performance of any other of the covenants, conditions or agreements on the part of the Mortgagor in this Mortgage contained; and such default shall continue for a period of thirty (30) days after written notice specifying such default and requiring the same to be remedied shall have been given to the Mortgagor by any Mortgagee;

         (c) The Mortgagor shall file a petition in bankruptcy or be adjudicated a bankrupt or insolvent, or shall make an assignment for the benefit of its creditors or shall consent to the appointment of a receiver of itself or of its property, or shall institute proceedings for its reorganization or proceedings instituted by others for its reorganization shall not be dismissed within thirty (30) days after the institution thereof;

         (d) a receiver or liquidator of the Mortgagor or of any substantial portion of its property shall be appointed and the order appointing such receiver or liquidator shall not be vacated within thirty (30) days after the entry thereof;

         (e) the Mortgagor shall forfeit or otherwise be deprived of its corporate charter or franchises, permits or licenses required to carry on any material portion of its business; or

         (f) a final judgment shall be entered against the Mortgagor and shall remain unsatisfied or without a stay in respect thereof for a period of thirty (30) days.

         SECTION 2. If one or more of the events of default shall happen, the Mortgagee may, insofar as not prohibited by law;

         (a) take immediate possession of the Mortgaged Property, collect and receive all credits, outstanding accounts and bills receivable of the Mortgagor and all rents, income, revenues and profits pertaining to or arising from the Mortgaged Property, or any part thereof, and issue binding receipts therefor; and manage, control and operate the Mortgaged Property as fully as the Mortgagor might do if in possession thereof, including, without limitation, the making of all repairs or replacements deemed necessary or advisable;

         (b) proceed to protect and enforce the rights of the Mortgagee and or actions in equity or at law in any court or courts of competent jurisdiction, whether for specific performance of any covenant or any agreement contained herein or in aid of the execution of any power herein granted or for the foreclosure hereof or hereunder or for the sale of the Mortgaged Property or any part thereof, or to collect the debts hereby secured or for the enforcement of such other or additional appropriate legal or equitable remedies as may be deemed most effectual to protect and enforce the rights and remedies herein granted or conferred, and in the event of the institution of any such action or suit the Mortgagee instituting such action or suit shall have the right to have appointed a receiver of its choice of the Mortgaged Property and of all rents, income, revenues and profits pertaining thereto or arising therefrom derived, received or had from the time of the commencement of such suit or action and such receiver shall have all the usual powers and duties of receivers, in like and similar cases, to the fullest extent permitted by law, and if application shall be made for the appointment of a receiver the Mortgagor hereby expressly consents that the court to which such application shall be made may make said appointment without the necessity of the Mortgagor or receiver posting bond; and

         (c) Instruct the Trustee to foreclose under the power of sale, in which case Trustee shall offer for sale all or part of the Mortgaged Property at public auction to the highest and best bidder after having advertised and given notice of said sale as required by Section 89-1-55 of the Mississippi Code, as amended or superseded from time to time. If the Mortgaged Property being sold be situated in two or more counties or in two judicial districts of the same county, then the Trustee shall have power to select in which county or judicial district the sale of the Mortgaged Property shall be made, and the selection shall be binding upon Mortgagor and all persons claiming through or under it, whether by contract or by law. Trustee shall have the discretion to determine all terms of sale not otherwise specified herein, including the place and terms of sale. Trustee shall have full power to post any notice or conduct any sale through an agent duly appointed by him for this purpose, but said appointment need not be in writing or recorded. Trustee may, from time to time, adjourn said sale to a later time or date without re-advertising, by giving notice of the time and place of such continued sale at the time when and where Trustee shall make such adjournment. Each and every recital contained in any instrument of conveyance made by Trustee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, the occurrence of an event of default and conduct of such sale in the manner provided herein, and any and all prerequisites to the validity of such sale shall be conclusively presumed to have been performed. The power of sale provided for by this Mortgage shall not be exhausted until all of the Mortgaged Property has been sold or released from the Mortgage, or the Indebtedness has been satisfied, whichever occurs first. The Mortgagor waives the provisions of
Section 89-1-55 of the Mississippi Code and Section 111 of the Mississippi Constitution, as the same may be amended, so far as they restrict the Trustees from offering at sale more than 160 acres at a time, and the Trustee may offer the land conveyed herein as a whole, regardless of the manner in which it may be described,

         SECTION 3. At any sale hereunder the Mortgagee shall have the right to bid for and purchase the Mortgaged Property, or such part thereof as shall be offered for sale, and the Mortgagee may apply in settlement of the purchase price of the property so purchased the portion of the net proceeds of such sale which would be applicable to the payment of account of the principal of and interest on the note held by Mortgagee, and such amount so applied shall be credited as a payment on account of principal of and interest on the note held by the Mortgagee.

         SECTION 4. Every right or remedy herein conferred upon or reserved to the Mortgagee shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law, or in equity, or by statute. The pursuit of any right or remedy shall not be construed as an election.

         SECTION 5. Mortgagor, for itself and all who may claim through or under it, covenants that it will not at any time insist upon or plead, or in any manner whatever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption laws now or hereafter in force in any locality where any of the Mortgaged Property may be situated, in order to prevent, delay or hinder the enforcement or foreclosure of this Mortgage, or the absolute sale of the Mortgaged Property, or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser or purchasers thereat, and the Mortgagor, for itself and all who may claim through or under it, hereby waives the benefit of all such laws unless such waiver shall be forbidden by law.

         SECTION 6. This Mortgage shall constitute a "security agreement" within the meaning of the Uniform Commercial Code of the State of Mississippi with respect to the Mortgagor's interest in the portion of the Mortgaged Property which is personal property. Upon an event of default the Mortgagee shall have all of the right of a secured party and may proceed against all of the Mortgaged Property in accordance with its rights under real property law. If the Mortgagee elects to proceed against the personal property separately from the real property, fifteen days notice of the sale of the Mortgagor's interest in the personal property shall be reasonable notice. Upon demand by Mortgagee, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place to be designated by Mortgagee.

                                   ARTICLE IV
                   POSSESSION UNTIL DEFAULT-DEFEASANCE CLAUSE

         SECTION 1. Until some one or more of the events of default shall have happened, the Mortgagor shall be suffered and permitted to retain actual possession of the Mortgaged Property, and to manage, operate and use the same and any part thereof, with the rights and franchises appertaining thereto, all to collect, receive, take, use and enjoy the rents, revenues, issues, earnings, income, products and profits thereof or therefrom, subject to the provisions of this Mortgage.

                                   ARTICLE V
                                    TRUSTEE

         SECTION 1. Trustee shall not be liable for any error of judgment or act done or omission by Trustee in good faith, or be otherwise responsible or accountable to mortgagor under any circumstances whatsoever, nor shall Trustee be personally liable in case of entry by him, or anyone entering by virtue of the powers herein grated, upon the Property for debts contracted or liability for damages incurred in the management or operation of the

Mortgaged Property. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.
Trustee shall be entitled to reimbursement for expenses incurred by him in the performance of his duties hereunder and to reasonable compensation for such of his services hereunder as shall be rendered. Mortgagor will, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and save him harmless against, any and all liability and expenses which may be incurred by him in the performance of his duties.

         SECTION 2. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any money received by him hereunder.

         SECTION 3. Trustee may resign at any time with or without notice. If Trustee shall die, resign or become disqualified from acting in the execution of this trust or shall fail or refuse to execute the same when requested by Mortgagee so to do, or if, for any reason, Mortgagee shall prefer to appoint a substitute trustee to act instead of the aforenamed Trustee, Mortgagee shall have full power to appoint a substitute trustee and, if preferred, several substitute trustees in succession who shall succeed to all the estates, rights, powers and duties of the aforenamed Trustee. Any substitution may be executed by any duly authorized officer of Mortgagee or by any agent or attorney-in-fact on behalf of Mortgagee.

         SECTION 4. Any new Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trust of its or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein, but nevertheless, upon the written request of Mortgagee or of the successor Trustee, the Trustee ceasing to act shall execute and deliver and instrument transferring to such successor Trustee, upon the trusts herein express, all the estates, properties, rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and money held by such Trustee to the successor Trustee so appointed in his place.

                                   ARTICLE VI
                                 MISCELLANEOUS

         SECTION 1. All acts and obligations of the Mortgagor hereunder shall be subject to all applicable orders, rules and regulations, now or hereafter in effect, of all regulatory bodies having jurisdiction in the premises, to the end that no act or omission to act on the part of the Mortgagor shall constitute a default hereunder insofar as such act or omission shall have been required by reason of any order, rule or regulation of any such regulatory body.

         SECTION 2. All of the covenants, stipulations, promises, undertakings and agreements herein contained by or on behalf of the Mortgagor shall bind its successors and assigns, whether so specified or not, and all titles, rights and remedies hereby granted to or conferred upon the Mortgagee shall pass to and inure to the benefit of the successors and assigns of the Mortgagee and shall be deemed to be granted or conferred for the ratable benefit and security of all who shall from time to time be the holders of notes executed and delivered as herein provided.

         SECTION 3. The descriptive headings of the various articles of this Mortgage where formulated and inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         SECTION 4. All demands, notices, reports, approvals, designations, or directions required or permitted to given hereunder shall be in writing and shall be deemed to be properly given if mailed by registered mail addressed to the proper party or parties at the following addresses:

         As to the Mortgagor:      Mercury, Inc.
                                   Post Office Box 3709
                                   Lake Charles, LA 70602




         As to the Mortgagee:      Cameron Telephone Company
                                   Post Office Box 167
                                   Sulphur, LA 70664-0167




         SECTION 5. The invalidity of any one or more phrases, clauses, sentences, paragraphs or provisions shall not affect the remaining portions of this Mortgage.

         SECTION 6. This Mortgage may be simultaneously done and passed in any number of counterparts, and all said counterparts done and passed and delivered, each as an original, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, Mortgagor, acting by and through its duly authorized officer, has executed this instrument on April 14, 1993.

WITNESSES:                                 MERCURY, INC.

/s/ DEBRA B. VINSAND                       By:/s/ WILLIAM L. HENNING, JR.
-----------------------------                 -------------------------------
                                           President-William L. Henning, Jr.

/s/ ILLEGIBLE
-----------------------------


                            CERTIFICATE OF SECRETARY

         I, Lena B. Henning, do hereby certify that I am the duly elected, qualified and acting Secretary of Mercury, Inc., (hereinafter called the "Mortgagor") and the keeper of its records; that the following is a true and correct copy of a resolution duly adopted at a special meeting of the Board of Directors of the Mortgagor convened and held pursuant to and in accordance with the laws of the State of Louisiana and the articles of incorporation and bylaws of the Mortgagor on the 14th day of April, 1993.

                 RESOLVED, that the President is authorized on behalf of Mercury, Inc. to execute or pass as an authentic act and deliver as many counterparts as shall be deemed advisable of a mortgage to Cameron Telephone Company, substantially in the form of the mortgage presented to this meeting, with such changes in the form of the mortgage as the president shall deem advisable.

that the foregoing resolution of the Board of Directors has not been rescinded or modified and that the same is at the date hereof in full force and effect.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of Mercury, Inc., this 14th day of April, 1993.


                                           /s/ LENA B. HENNING
                                           -------------------
                                           SECRETARY

                                 ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF CALCASIEU

         Personally appeared before me, the undersigned authority in and for said county and state, on this 14th day of April, 1993 within my jurisdiction, the within-named William L. Henning, Jr., who acknowledged to me that he is president of Mercury, Inc., a Louisiana corporation, and the for an on behalf of said corporation, and as its act and deed, he executed the above and foregoing Deed of Trust, Security Agreement and Fixture Filing, after first having been duly authorized so to do.


                                        ILLEGIBLE
                                        ------------------------
(Seal)                                  Notary Public

My commission expires:

     Death
----------------------